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EXHIBIT 99.1

                           [STEWART & STEVENSON LOGO]

NEWS FROM:                                   STEWART & STEVENSON
                                             CORPORATE HEADQUARTERS
                                             P.O. BOX 1637
                                             HOUSTON, TX  77251-1637

                                    Client:  Stewart & Stevenson Services,
                                             Inc.

                                   Contact:  John Simmons, CFO
                                             Stewart & Stevenson Services,
                                             Inc.
                                             713-868-7700

                                             Ken Dennard / kdennard@easterly.com
                                             Lisa Elliott / lisae@easterly.com
                                             Easterly Investor Relations
                                             713-529-6600

FOR IMMEDIATE RELEASE

               STEWART & STEVENSON ANNOUNCES STRATEGIC LEADERSHIP
                       CHANGES IN POWER PRODUCTS DIVISION

HOUSTON - AUGUST 5, 2002 - STEWART & STEVENSON SERVICES, INC. (NASDAQ:SSSS) today announced that CEO Michael Grimes has assumed the additional role of president of the Power Products Division (PPD). Additionally, senior vice president Richard Wiater has been named chief operating officer of PPD.

         "Power Products' success is one of the largest opportunities within our company," stated Mr. Grimes. "With this new leadership structure in place, we are positioned to take the necessary actions to achieve our customer, employee and shareholder objectives. I am also very pleased to have Richard Wiater join me in the leadership of PPD as COO. While I will focus on market and business growth, Richard will lead PPD's operational focus and support for the important TVS RE-buy Program."

         Stewart & Stevenson Services, Inc., founded in 1902, is a billion-dollar company that provides service, after market support and manufactured products for a wide range of industrial and diesel-powered equipment to key industries worldwide, including petroleum, power generation, defense, airline, marine and transportation. For more information on Stewart & Stevenson visit www.ssss.com.

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